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                                                                     Exhibit 5.1

                                  STEVENS & LEE
                           A PROFESSIONAL CORPORATION
                             111 North Sixth Street
                                  P. O. Box 679
                             Reading, PA 19603-0679
                        (610) 478-2000 Fax (610) 376-5610

                               www.stevenslee.com

                                November 10, 2003

PHEAA Student Loan Foundation, Inc.                 PHEAA Student Loan Trust I
1200 North Seventh Street                           One Rodney Square, Suite 102
Harrisburg, PA  17102 - 1444                        920 King Street
                                                    Wilmington, DE  19801

Re:      Asset-Backed Notes

Ladies and Gentlemen:

         We have acted as counsel to PHEAA Student Loan Foundation, Inc. (the "Depositor") and PHEAA Student Loan Trust I (the "Issuer") in connection with the Depositor's and Issuer's Registration Statement on Form S-3 (No. 333-102638) (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"). The Prospectus forming a part of the Registration Statement describes asset-backed notes (the "Notes") to be sold by the Issuer in one or more series (each, a "Series") of Notes. The Notes will be authorized under an indenture (the "Indenture") among the Issuer, Manufacturers and Traders Trust Company, as indenture trustee (the "Indenture Trustee"), and Manufacturers and Traders Trust Company as eligible lender trustee (the "Eligible Lender Trustee"), and, if applicable, such other parties to be identified in the Prospectus Supplement for such Series. Each Series of Notes will be issued under a separate supplemental indenture (each, a "Supplemental Indenture"). Capitalized terms used and not otherwise defined herein have the respective meanings given to such terms in the Indenture.

         In delivering the opinions set forth below, we have reviewed the following:

         (1) the Registration Statement, including the Prospectus and the form of Prospectus Supplement constituting a part thereof, in the form filed with the Commission;


o Cherry Hill           o Harrisburg           o Lancaster           o Lehigh Valley           o Philadelphia
       o Reading              o Scranton              o Valley Forge       o Wilkes-Barre            o Wilmington



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         (2) the Indenture in the form filed as an exhibit to the Registration
Statement;

         (3) the Trust Agreement dated January 15, 2003, between the Depositor and Wachovia Bank of Delaware, National Association, as owner trustee of the Issuer (the "Owner Trustee"); and

         (4) the good standing certificate with respect to the Issuer issued on October 14, 2003 by the Secretary of State of the State of Delaware.

         The documents listed above are hereinafter collectively referred to as the "Documents."

                            -------------------------

         Based upon our review of the Documents, and subject to the limitations, qualifications, exceptions and assumptions stated hereafter, it is our opinion that:

         (a) The Issuer has been duly created and is validly existing and in good standing as a statutory trust under the Delaware Statutory Trust Act, 12 Del. C. sec. 3801 et seq.

         (b) The Indenture has been duly authorized by the Issuer and when executed and delivered by the Issuer and Manufacturers and Traders Trust Company, as indenture trustee, will be a valid and legally binding obligation of the Issuer, (enforceable in accordance with its terms), subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to creditors' rights generally, and to general principles of equity (regardless of whether the proceeding is at law or in equity).

         (c) When (i) the Issuer has authorized the issuance of the Notes and established the terms thereof, (ii) the Notes have been executed and authenticated in the manner set forth in the Indenture and the applicable Supplemental Indenture, and (iii) the Notes have been issued, sold, and delivered in accordance with the Registration Statement, the Prospectus and any Prospectus Supplement relating thereto against payment therefor as contemplated by the applicable underwriting agreement, such Notes will be validly executed, authenticated, issued, and delivered, and will constitute valid and legally binding obligations of the Issuer, (enforceable against the Issuer in accordance with their terms), subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to creditors' rights generally, and to general principles of equity (regardless of whether the proceeding is at law or in equity).

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         We call to your attention that we have only reviewed proposed forms of a Prospectus Supplement, the Indenture, a Supplemental Indenture and the Notes. To the extent that the final Prospectus Supplement or the actual executed documents differ from such proposed forms of such documents, the opinions expressed herein may not remain applicable.

         We express no opinion herein concerning whether or not the Issuer has complied with the Act or any other applicable federal securities laws or with any applicable state securities or "blue sky" laws.

         We express no opinion concerning the laws of any jurisdiction other than the laws of the State of Delaware and the laws of the Commonwealth of Pennsylvania and, to the extent expressly referred to in this letter, the federal laws of the United States of America. We express no opinion with respect to any Series of Notes for which we do not act as counsel to the Depositor and the Issuer.

         We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to this firm under the headings "Legal Matters" in the Prospectus, which is a part of the Registration Statement. This consent is not to be construed as an admission that we come within the category of persons whose consent is required to be filed with the Registration Statement under the provisions of Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                          Very truly yours,

                                          /s/   STEVENS & LEE